EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

J.Crew Group, Inc.:

We consent to the incorporation by reference in the registration statements (File No. 333-60658, File No. 333-126142, File No. 333-135390, File No. 333-139313, and File No. 333-151623) on Forms S-8 of J.Crew Group, Inc. of our reports dated March 23, 2009, with respect to the consolidated balance sheets of J.Crew Group, Inc. and subsidiaries as of February 2, 2008 and January 31, 2009, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended January 31, 2009, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of January 31, 2009, which reports appear in the January 31, 2009 annual report on Form 10-K of J.Crew Group, Inc.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.”

/s/ KPMG LLP

New York, New York

March 23, 2009